UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2023

Cadrenal Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-41596	88-0860746
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of Principal Executive Offices)

(904) 300-0701

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Initial Public Offering

On January 24, 2023, Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 1,400,000 shares of its common stock at a public offering price of $5.00 per share, generating gross proceeds of $7,000,000. The Company’s shares of common stock commenced trading on the Nasdaq Capital Market (“Nasdaq”) on January 20, 2023 under the symbol “CVKD.”

In connection with the IPO, on January 19, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters (the “Representative”), a form of which was previously filed as an exhibit to the Company’s registration statement on Form S-1, as amended (File No. 333-267562), which was declared effective by the Securities and Exchange Commission (the “Commission”) on January 19, 2023 (the “Registration Statement”). Pursuant to the Underwriting Agreement, the Company agreed to issue to the underwriters a five-year warrant (the “Representative’s Warrant”) to purchase an aggregate of 84,000 shares of the Company’s common stock, which is equal to six percent (6%) of the shares of common stock sold in the IPO. Such Representative’s Warrant has an exercise price of $6.00, which is equal to 120% of the public offering price of the common stock in the IPO.

As previously disclosed in the Registration Statement, the Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company’s officers and directors, all existing stockholders who held shares of the Company’s common stock prior to the initial public offering have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s common stock or other securities convertible into or exercisable or exchangeable for shares of its common stock for a period from 6 to 12 months without the prior written consent of the Representative.

The Underwriting Agreement and the Representative’s Warrant are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement and the Representative’s Warrant are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference. In addition to a prospectus related to the IPO, the Registration Statement also contained a separate resale prospectus relating to the resale of 1,704,783 shares of the Company’s common stock (the “Resale Prospectus”).

In connection with the closing of the IPO, the Company entered into separate indemnification agreements with each of its directors (the Company had previously entered into separate indemnification agreements with each of its executive officers). The indemnification agreements, in addition to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, require the Company to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.  A copy of the final form of indemnification agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On January 19, 2023, upon the effectiveness of the Registration Statement, the Company issued 600,000 shares of common stock to HESP LLC (the “HESP Shares”), pursuant to the terms an Amendment to the Asset Purchase Agreement, dated as of August 18, 2022, between the Company and HESP LLC (the “Amendment to the Asset Purchase Agreement”). On January 24, 2023, concurrently with the consummation of the IPO, the Company issued the following securities: (i) 1,140,700 shares of common stock upon conversion of certain convertible promissory notes; and (ii) 250,000 shares of common stock upon the exercise of certain outstanding warrants (collectively, together with the HESP Shares, “Unregistered Securities”). Certain of the Unregistered Securities have been registered as part of the Resale Prospectus described above under Item 1.01 of this Current Report on Form 8-K. The shares of common stock issued to HESP LLC and issued upon exercise of the warrants were issued in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof to a single “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Commission without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. The shares of common stock issued upon conversion of the convertible promissory notes were issued in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) as they were issued to existing security holders for no additional consideration. A copy of the Amendment to the Asset Purchase Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors, Committee Composition

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors (the “Board”) is divided into three classes — Class I, Class II, and Class III — with each class serving staggered three-year terms. Effective January 19, 2023, following the time that the Registration Statement was declared effective by the Commission, Glynn Wilson was appointed as a Class I director, John Murphy was appointed as a Class II director and Steven Zelenkofske was appointed as a Class III director. The terms of the Class I directors will expire at the annual meeting of stockholders held in 2023, the terms of the Class II directors will expire at the annual meeting of stockholders held in 2024, and the terms of the Class III directors will expire at the annual meeting of stockholders held in 2025. Upon consummation of the offering, each of Mr. Murphy (Chair), Dr. Zelenkofske and Dr. Wilson were appointed to serve on the Audit Committee of the Board, each of Dr. Zelenkofske (Chair) and Mr. Murphy were appointed to serve on the Compensation Committee of the Board, and each of Dr. Wilson (Chair) and Dr. Zelenkofske were appointed to serve on the Nominating and Corporate Governance Committee of the Board.

Employment of Executive Officers

Upon completion of the IPO, we entered into an employment agreement with each of Matthew Szot, the Company’s Chief Financial Officer, and Douglas Losordo, the Company’s Chief Medical Officer. Mr. Szot has served as the Company’s acting Chief Financial Officer since May 17, 2022 and Dr. Losordo has served as the Company’s acting Chief Medical Officer since August 8, 2022.

From March 2010 to November 2021, Mr. Szot, age 48, served as Executive Vice President and Chief Financial Officer of S&W Seed Company, a Nasdaq-listed agricultural seed biotechnology company. Since September 2020, Mr. Szot has served on the Board of Directors and as Chairman of the Audit and Compensation Committees of INVO Bioscience, Inc., a Nasdaq-listed commercial-stage fertility company. He also serves on the Board of Directors and serves as Vice-Chairman of the Board and as Chairman of the Audit Committee of SenesTech, Inc., a Nasdaq-listed life science company with next-generation technologies for managing animal pest populations through fertility control. From June 2018 to August 2019, Mr. Szot served on the Board of Directors and as Chairman of the Audit Committee of Eastside Distilling, a Nasdaq-listed craft spirits company. From 2007 until 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. From 2003 to 2006, he served as Chief Financial Officer of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices and served as an Audit Manager for various publicly traded companies. Mr. Szot graduated from the University of Illinois, Champaign-Urbana with a BS in Agricultural Economics/Accountancy. He is a Certified Public Accountant in the State of California. Mr. Szot brings a wealth of knowledge in mergers and acquisitions, corporate strategy, equity and debt financings, corporate governance, Commission reporting and compliance, and developing and implementing financial and operational workflows and process improvements. He also has extensive experience in international operations, joint ventures, and technology license agreements.

Dr. Losordo, age 64, has worked in the biotech industry developing cell-based therapies for more than 20 years. Since February 2021, he has served on the Board of Directors of Longeveron Inc., a clinical-stage biotechnology company developing cellular therapies for aging-related and life-threatening conditions. Dr. Losordo also served as Global Head Clinical Development and Operations of American Regent, Inc., a clinical development pharmaceutical company from June 2021 until August 2022. Prior thereto he served as Chief Medical Officer of KBP Biosciences Co., Ltd., a biotechnology research and development company, from November 2020 until June 2021 and as Executive Vice President, Global Head of Research and Development, Chief Medical Officer of Caladrius Biosciences, a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse chronic disease, from August 2013 until November 2020. Dr. Losordo has extensive knowledge of clinical, regulatory, manufacturing, supply chain and commercial factors unique to cellular therapy technologies as a result of his prior industry experience. Dr. Losordo also previously served as a Professor of Medicine at NYU Langone Medical Center and Northwestern University’s Feinberg School of Medicine. He received his MD from the University of Vermont College of Medicine, and his B.A. in Zoology from the University of Vermont.

There are no family relationships between Mr. Szot and/or Dr. Losordo and any of the Company’s directors, nor do they have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described in this Item 5.02 of this Current Report on Form 8-K, there were no arrangements or understandings by which Mr. Szot and Dr. Losordo were appointed as the Company’s Chief Financial Officer and Chief Medical Officer, respectively.

Szot Employment Agreement

Upon completion of the IPO, the Company entered an employment agreement with Mr. Szot (the “Szot Employment Agreement”). Under the Szot Employment Agreement, Mr. Szot will continue to serve as the Company’s Chief Financial Officer. He will receive an annual salary of $375,000 and is eligible for an annual target bonus of up to 50% of his base salary, with the actual amount of the bonus, if any, based upon the achievement of Mr. Szot and us of the applicable performance targets and goals as set by the Board.

Pursuant to the Szot Employment Agreement, the Company is required to provide 90 days’ written notice to terminate his employment without Cause, as such term is defined in the Szot Employment Agreement. If Mr. Szot resigns for Good Reason, as such term is defined in the Szot Employment Agreement, or is terminated without Cause, unrelated to a Change of Control, as such term is defined in the Szot Employment Agreement, he is entitled to (i) continuation of his base salary in effect immediately prior to termination for a period of 12 months, (ii) a lump sum payment equal to his target bonus for the calendar year in which his termination date occurs, (iii) full acceleration of any outstanding equity or equity-based awards as of his termination date, (iv) extension of exercisability for the full term of any stock option, and (v) payment of his full COBRA premiums for 12 months following his termination date, if applicable conditions are met.

Mr. Szot will be required to provide the Company with 90 days’ written notice of the condition that qualifies as a Good Reason for his resignation and the Company will have 30 days from receipt of such notice to remedy such condition. If Mr. Szot fails to provide the required notice such that the Company does not have the opportunity to cure the condition prior to his resignation, or if he resigns more than nine months after the initial existence of the condition, his resignation shall not be deemed for Good Reason.

If at any time during a Change of Control Period, as such term is defined in the Szot Employment Agreement, Mr. Szot’s employment is terminated without Cause or Mr. Szot resigns for Good Reason, he is entitled to: (i) a lump sum payment equal to 12 months of his base salary in effect immediately prior to termination plus his target bonus for the fiscal year in which his termination date occurs; (ii) full acceleration of any outstanding equity or equity-based awards as of his termination date; (iii) extension of exercisability for the full term of any stock option; and payment of his full COBRA premiums for 12 months following his termination date, if applicable conditions are met.

If the Company terminates Mr. Szot’s employment for Cause, or if Mr. Szot voluntarily terminates his employment without Good Reason upon 30 days written notice to the Company, Mr. Szot shall be entitled to receive Accrued Obligations, as such term is defined in the Szot Employment Agreement, as of the date of termination.

Pursuant to the Szot Employment Agreement, if his employment is terminated due to his death or Disability (as defined in the Szot Employment Agreement), he is entitled to (i) a lump sum payment equal to twelve months of his base salary, (ii) full acceleration of any outstanding equity or equity-based awards that he has with respect to the Company or any of its affiliates as of his termination date; and (iii) Accrued Obligations.

The foregoing description of the Szot Employment Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Szot Employment Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Losordo Employment Agreement

Upon completion of the IPO, the Company entered an employment agreement with Dr. Losordo (the “Losordo Employment Agreement”). Under the Losordo Employment Agreement, Dr. Losordo will continue to serve as the Company’s Chief Medical Officer. He will receive an annual salary of $425,000, with an annual targeted cash bonus of 40% of his base salary.

Pursuant to the Losordo Employment Agreement, the Company will need to provide 90 days’ written notice to terminate his employment without Cause, as such term is defined in the Losordo Employment Agreement. If Dr. Losordo resigns for Good Reason, as such term is defined in the Losordo Employment Agreement, or is terminated without Cause, unrelated to a Change of Control, as such term is defined in the Losordo Employment Agreement, he is entitled to (i) continuation of his base salary in effect immediately prior to termination for a period of 6 months, (ii) a lump sum payment equal to 50% of his target bonus for the calendar year in which his termination date occurs, (iii) full acceleration of any outstanding equity or equity-based awards as of his termination date, (iv) extension of exercisability for the full term of any stock option, and (v) payment of his full COBRA premiums for 6 months following his termination date, if applicable conditions are met.

Dr. Losordo will be required to provide the Company 90 days’ written notice of the condition that qualifies as a Good Reason for his resignation and the Company will have 30 days from receipt of such notice to remedy such condition. If Dr. Losordo fails to provide the required notice such that we do not have the opportunity to cure the condition prior to his resignation, or if he resigns more than nine months after the initial existence of the condition, his resignation shall not be deemed for Good Reason.

If at any time during a Change of Control Period, as such term is defined in the Losordo Employment Agreement, Dr. Losordo’s employment is terminated without Cause or Dr. Losordo resigns for Good Reason, he is entitled to: (i) a lump sum payment equal to 12 months of his base salary in effect immediately prior to termination plus his target bonus for the fiscal year in which his termination date occurs; (ii) full acceleration of any outstanding equity or equity-based awards as of his termination date, (iii) extension of exercisability for the full term of any stock option; and (iv) payment of his full COBRA premiums for 12 months following his termination date, if applicable conditions are met.

If the Company terminates Dr. Losordo’s employment for Cause, or if Dr. Losordo voluntarily terminates his employment without Good Reason upon 30 days written notice to the Company, Dr. Losordo shall be entitled to receive Accrued Obligations, as such term is defined in the Losordo Employment Agreement, as of the date of termination.

The foregoing description of the Losordo Employment Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Losordo Employment Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Adoption of Equity Incentive Plan

In connection with the IPO, the Company adopted the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (the “Successor Plan”), which became effective immediately after the Registration Statement was declared effective by the Commission on January 19, 2023. A description of the material terms of the Successor Plan has previously been reported by the Company in the Registration Statement. A copy of the Successor Plan, the Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Successor Plan, and the Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Successor Plan, are included as Exhibits 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated herein by reference.

Issuance of Common Stock

As executive officers of the Company, Mr. Szot and Dr. Losordo are eligible to receive awards pursuant to the Successor Plan. After the closing of the IPO, the Company granted 50,000 shares of the Company’s common stock to Mr. Szot, the Company’s Chief Financial Officer, under the Company’s Successor Plan.

Item 8.01. Other Events.

On January 20, 2023, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 23, 2023, the Company issued a press release announcing fast track designation for tecarfarin, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On January 24, 2023, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement, dated January 19, 2023, by and between Cadrenal Therapeutics, Inc. and Boustead Securities, LLC
4.1*	Representative’s Warrant issued to Boustead Securities, LLC, dated January 19, 2023
10.1*	Form of Indemnification Agreement
10.2*	Amendment to Asset Purchase Agreement, dated as of August 18, 2022, between the Company and HESP LLC
10.3*	Employment Agreement, dated January 24, 2023, by and between Cadrenal Therapeutics, Inc. and Matthew Szot
10.4*	Employment Agreement, effective as of January 24, 2023, by and between Cadrenal Therapeutics, Inc. and Douglas Losordo
10.5	Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (File No. 333-267562) filed with the SEC on January 17, 2023)
10.6	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Successor Plan (Incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-267562) filed with the SEC on January 17, 2023)
10.7	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Successor Plan (Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (File No. 333-267562) filed with the SEC on January 17, 2023)
99.1*	Press Release Announcing Pricing of IPO, dated January 20, 2023
99.2*	Press Release Announcing Fast Track Designation for Tecarfarin, dated January 23, 2023
99.3*	Press Release Announcing Closing of IPO, dated January 24, 2023
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang Pham
	Name:	Quang Pham
	Title:	Chairman and Chief Executive Officer